Exhibit 99.1

Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES THIRD QUARTER RESULTS

Malvern, PA, October 25, 2011 — Liberty Property Trust (NYSE:LRY) reported that funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2011 was $0.65 per share, compared to $0.69 per share for the same period in 2010. Funds from operations for the third quarter of 2011 include lease termination fees of $1.1 million, and a $1.0 million gain on the sale of land.

FFO per share for the nine-month period ended September 30, 2011 was $1.94, compared to $2.00 per share for the same period in 2010.

Net income per common share (diluted) was $0.31 per share for the quarter ended September 30, 2011, compared to $0.30 per share (diluted) for the quarter ended September 30, 2010. Net income for the nine-month period ended September 30, 2011 was $1.29 per share, compared with $0.86 per share for the same period in 2010. Net income for the three months ended September 30, 2011 and 2010 includes net gains on property dispositions of $6.0 million ($0.05 per share) and $0.9 million ($0.01 per share). Net income for the nine months ended September 30, 2011 and 2010 includes net gains on property dispositions of $58.1 million ($0.50 per share) and $9.2 million ($0.8 per share).

“Liberty had a very solid quarter with our highest leasing volume this year, increased occupancy and continued successful execution of our repositioning and capital deployment strategies,” said Bill Hankowsky, chairman and chief executive officer. “The economic landscape remains unsettled, but this may present new opportunities to leverage Liberty’s operating platform and capital capacity.”

Portfolio Performance

Leasing: At September 30, 2011 Liberty’s in-service portfolio of 78 million square feet was 89.9% occupied, compared to 89.5% at the end of the second quarter. During the third quarter, Liberty completed lease transactions totaling 4.5 million square feet of space.

Same Store Performance: Property level operating income for same store properties increased by 0.7% on a cash basis and decreased by 1.0% on a straight line basis for the third quarter of 2011 compared to the same quarter in 2010.

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Portfolio Activity

During the third quarter and subsequently in the fourth quarter, Liberty furthered the execution of its portfolio repositioning strategy through property sales, acquisitions and development starts.

Acquisitions: Liberty acquired eight properties during the quarter for a total investment of $104.4 million. These properties, which contain 1.9 million square feet of leaseable space, are 55% leased, have a current yield of 2.5% and a projected stabilized yield of 8.6%. These properties consist of two distribution buildings totaling 1,236,054 square feet in Elwood, Illinois, three distribution buildings in suburban Minneapolis totaling 450,239 square feet, and three office buildings totaling 231,383 square feet in Minnetonka, MN.

Dispositions: During the quarter, Liberty sold seven operating properties, containing 654,000 square feet, and 21 acres of land, for $74.6 million. The operating properties sold included four office buildings in Brookfield, Wisconsin, totaling 338,424 square feet, a 117,100 square foot office building in Greenville, South Carolina, a 118,500 square foot industrial building in Orlando, Florida, and an 80,000 square foot flex building in Boca Raton, Florida. These properties were 80% leased at the time of sale.

Development: Liberty began construction on four wholly-owned properties containing 1.2 million square feet of leaseable space at a projected investment of $76.3 million. The estimated yield for the 1.5 million square feet of wholly-owned properties under development at September 30, 2011 is 10.2%. The projected cost for these development properties is $171.5 million and there are signed leases for 18.3% of this space as of September 30, 2011. These developments include a 972,000 square foot distribution building in Carlisle, Pennsylvania, two industrial properties totaling 212,000 square feet in Houston, Texas, and a 56,412 square foot build-to-suit office building for Iroko Pharmaceuticals at the Philadelphia Navy Yard.

Subsequent Events

The following events have occurred subsequent to the end of the third quarter:

•      The company replaced its existing $500 million credit facility which was due November, 2013 with a new credit facility. The new facility is for $500 million. It matures in November, 2015 and has a one-year extension option. Based upon Liberty’s current credit ratings, the new facility bears interest at LIBOR plus 107.5 basis points. The interest rate on the previous facility was LIBOR plus 210 basis points.

•      Moody’s Investor Service raised the senior unsecured debt rating for Liberty Property Trust to Baa1 from Baa2.

•      Liberty acquired Crosspoint Center, a 1.08 million square foot industrial park in Charlotte, North Carolina, for a total investment of $61.4 million. The park is 90% occupied.

•      Also in Charlotte, Liberty has signed a lease with American Tire Distributors, for a 179,000 square foot build-to-suit warehouse. Development will begin in November.

•      Liberty has begun development of a 153,000 square foot office building in Philadelphia. The

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$49.6 million property is 100% preleased to Pennsylvania Medicine.

Earnings Outlook

Liberty expects to report funds from operations for 2011 in the range of $2.55-$2.58 share. A reconciliation of FFO to GAAP net income for 2011 is below:

	2011 Range
	Low	High
Projected net income per share	$1.55	$1.59
Depreciation and amortization of unconsolidated joint ventures	0.12	0.13
Depreciation and amortization	1.46	1.48
Gain on property dispositions	(0.58)	(0.62)

Projected funds from operations per share	$2.55	$2.58

Earnings Guidance for 2012 will be provided on December 13, 2011.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 78 million square foot portfolio includes nearly 700 properties which provide office, distribution and light manufacturing facilities to 1,900 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 25, 2011, at 1:00 pm eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691.  The passcode needed to access the call is 19278319. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants, using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the

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expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

September 30, 2011

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Operating Revenue
Rental	$121,866	$122,383	$364,007	$363,720
Operating expense reimbursement	53,313	53,073	159,959	157,539
Total operating revenue	175,179	175,456	523,966	521,259

Operating Expenses
Rental property	35,563	34,790	102,013	102,653
Real estate taxes	21,039	21,306	62,528	63,253
General and administrative	13,625	12,608	42,848	40,023
Depreciation and amortization	41,414	39,996	123,840	119,091
Total operating expenses	111,641	108,700	331,229	325,020

Operating Income	63,538	66,756	192,737	196,239

Other Income/Expense
Interest and other	2,019	2,400	7,011	7,748
Interest	(31,188)	(32,410)	(96,354)	(103,922)
Total other income/expense	(29,169)	(30,010)	(89,343)	(96,174)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	34,369	36,746	103,394	100,065
Gain on property dispositions	1,898	691	3,361	3,701
Income taxes	(356)	(475)	(969)	(1,430)
Equity in earnings of unconsolidated joint ventures	827	385	2,470	1,562

Income from continuing operations	36,738	37,347	108,256	103,898

Discontinued operations (including net gain on property dispositions of $4,095 and $221 for the quarters ended September 30, 2011 and 2010 and $54,722 and $5,491 for the nine month periods ended September 30, 2011 and 2010)	4,943	3,659	61,209	12,944
Net Income	41,681	41,006	169,465	116,842
Noncontrolling interest - operating partnerships	(6,414)	(6,451)	(20,769)	(19,155)
Less: Net income attributable to minority interest
Noncontrolling interest - consolidated joint ventures	53	89	511	(47)
Net Income available to common shareholders	$35,320	$34,644	$149,207	$97,640

Basic income per common share
Continuing operations	$0.27	$0.28	$0.78	$0.76
Discontinued operations	$0.04	$0.03	$0.52	$0.11
Total basic income per common share	$0.31	$0.31	$1.30	$0.87

Diluted income per common share
Continuing operations	$0.27	$0.27	$0.78	$0.75
Discontinued operations	$0.04	$0.03	$0.51	$0.11
Total diluted income per common share	$0.31	$0.30	$1.29	$0.86

Weighted average shares
Basic	115,014	113,077	114,547	112,708
Diluted	115,780	113,773	115,329	113,388

Amounts attributable to common shareholders
Income from continuing operations	$30,535	$31,108	$89,993	$85,131
Discontinued operations	4,785	3,536	59,214	12,509
Net income	$35,320	$34,644	$149,207	$97,640

Liberty Property Trust

Statement of Funds From Operations

September 30, 2011

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2011		September 30, 2010		September 30, 2011		September 30, 2010
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$35,320	$0.31	$34,644	$0.31	$149,207	$1.30	$97,640	$0.87

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,585		3,799		10,903		11,253
Depreciation and amortization	41,147		42,523		126,312		128,243
Gain on property dispositions	(4,048)		(626)		(59,762)		(6,036)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,297)		(1,531)		(2,516)		(4,485)
Funds from operations available to common shareholders - basic	$74,707	$0.65	$78,809	$0.70	$224,144	$1.96	$226,615	$2.01

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$35,320	$0.31	$34,644	$0.30	$149,207	$1.29	$97,640	$0.86

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,585		3,799		10,903		11,253
Depreciation and amortization	41,147		42,523		126,312		128,243
Gain on property dispositions	(4,048)		(626)		(59,762)		(6,036)
Noncontrolling interest excluding preferred unit distributions	1,161		1,198		5,010		3,396
Funds from operations available to common shareholders - diluted	$77,165	$0.65	$81,538	$0.69	$231,670	$1.94	$234,496	$2.00

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	115,014		113,077		114,547		112,708
Dilutive shares for long term compensation plans	766		696		782		680
Diluted shares for net income calculations	115,780		113,773		115,329		113,388
Weighted average common units	3,816		3,943		3,890		3,949
Diluted shares for funds from operations calculations	119,596		117,716		119,219		117,337

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

September 30, 2011

(In thousands, except share amounts)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Real estate:
Land and land improvements	$857,917	$831,740
Building and improvements	4,223,817	4,120,456
Less: accumulated depreciation	(1,097,115)	(999,263)

Operating real estate	3,984,619	3,952,933

Development in progress	41,907	—
Land held for development	208,431	209,253

Net real estate	4,234,957	4,162,186

Cash and cash equivalents	24,416	108,409
Restricted cash	66,350	49,526
Accounts receivable	9,243	6,898
Deferred rent receivable	105,406	102,924
Deferred financing and leasing costs, net of accumulated amortization (2011, $125,626; 2010, $115,124)	128,884	134,236
Investments in and advances to unconsolidated joint ventures	176,101	171,916
Assets held for sale	15,529	255,079
Prepaid expenses and other assets	94,742	73,625

Total assets	$4,855,628	$5,064,799

Liabilities
Mortgage loans	$292,272	$320,679
Unsecured notes	1,792,643	2,039,143
Credit facility	—	—
Accounts payable	40,257	23,652
Accrued interest	33,057	29,821
Dividend and distributions payable	56,763	56,149
Other liabilities	176,825	156,803

Total liabilities	2,391,817	2,626,247

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 116,955,528 (includes 1,249,909 in treasury) and 115,530,608 (includes 1,249,909 in treasury) shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	117	116
Additional paid-in capital	2,603,700	2,560,193
Accumulated other comprehensive income (loss)	(219)	(155)
Distributions in excess of net income	(441,142)	(426,017)
Common shares in treasury, at cost, 1,249,909 shares as of September 30, 2011 and December 31, 2010	(51,951)	(51,951)
Total shareholders’ equity	2,110,505	2,082,186

Noncontrolling interest - operating partnership
3,808,746 and 3,928,733 common units outstanding as of September 30, 2011 and December 31, 2010, respectively	65,072	67,621
9,740,000 preferred units outstanding as of September 30, 2011 and December 31, 2010	287,959	287,959
Noncontrolling interest - consolidated joint ventures	275	786

Total equity	2,463,811	2,438,552

Total liabilities & equity	$4,855,628	$5,064,799